                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21)

[ ]  Definitive Information Statement


                          MRI Medical Diagnostics, Inc.
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)


       Payment of Filing Fee (Check the appropriate box):

       [X] No fee required

       [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       1)       Title of each class of securities to which transaction applies:

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       2)       Aggregate number of securities to which transaction applies:

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       3)       Per unit price or other underlying value of
                transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

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       4)       Proposed maximum aggregate value of transaction:

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       5)       Total Fee Paid:
                               -------------------------------------------------

       [ ] Fee paid previously with preliminary materials.

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of
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       1)       Amount Previously Paid:

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

                          MRI MEDICAL DIAGNOSTICS, INC.
                              3 Hutton Centre Drive
                                    Suite 150
                           Santa Ana, California 92707

                              INFORMATION STATEMENT
                       ----------------------------------

INTRODUCTION

         We are furnishing this information statement in connection with a special meeting of the shareholders of MRI Medical Diagnostics, Inc. The meeting will be held at 10:00 am on September 5, 2000 at 3 Hutton Centre Drive, Suite 150, Santa Ana, California 92707.

         We are sending this information to our shareholders on or about August 15, 2000. Our board of directors has fixed the close of business on August 14, 2000 as the record date for the determination of MRI shareholders entitled to notice of and to vote at the meeting.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                     ARE REQUESTED NOT TO SEND US A PROXY.

MATTERS TO BE CONSIDERED AT THE MEETING

                  At the meeting, and at any adjournment or postponement of the meeting, we will ask our Shareholders:

                   1. To authorize an amendment to our Articles of Incorporation to:

                           (a)   Reverse split our common stock on a 1 for
                           18.85077263 basis, as described in more detail below; and

                           (b)   To change our corporate name to HomeZipR Corp.;

                   2.   To approve our 2000 Stock Option Plan;

                   3. To ratify the appointment of Lesley, Thomas, Schwarz & Postma, Inc. as our independent public accountants; and

                   4. To transact any other business that may properly come before the meeting.

VOTES REQUIRED AND QUORUM

         Approval of the matters brought before the meeting requires the affirmative vote of the holders of a majority of the shares entitled to vote on such matters. As of August 14, 2000, there were 38,416,828 shares of our common stock outstanding and 5,320,463 shares of our Series A Preferred Stock outstanding. Holders of our common stock are entitled to one vote per share. Holders of our Series A Preferred Stock are entitled to 50 votes per share. Accordingly, there are the equivalent of 304,439,988 votes outstanding, so the proposals will pass if holders of at least 152,219,995 such votes cast their vote in favor.

         A quorum of the shareholders is necessary to take action at the meeting. A quorum is present if shareholders holding shares which represent a majority of the outstanding votes are present at the meeting. Accordingly, as described above, shareholders entitled to a total of at least 152,219,995 votes will need to be present in order to hold a valid meeting.

BOARD RECOMMENDATIONS - INSIDERS' INTENT TO VOTE IN FAVOR

         Our board of directors has determined that approval of the reverse split, name change and stock option plan, and ratification of the appointment of our independent public accountants are in the best interests of the company and our shareholders. Accordingly, the board has unanimously approved the proposals and recommends that the shareholders who choose to attend the meeting vote in favor of these matters as well.

         Certain officers, directors and affiliates of the company who beneficially own an aggregate of approximately 62% of the outstanding votes have indicated that they intend to vote in favor of each of the proposals discussed herein.


                                THE REVERSE SPLIT
                                 (Proposal 1(a))

INTRODUCTION

         On July 31, 2000, our board of directors approved a proposal to effect a reverse split of our common stock, subject to the approval of our shareholders. The reverse split, if approved, would combine our outstanding common stock on 1 for 18.85077263 basis. In other words, once the reverse split takes place, every 18.85077263 shares of common stock that you hold will be combined into 1 share. Your percentage ownership in the company and relative voting power will remain essentially unchanged. The number of authorized shares of common stock will remain unchanged at 50,000,000 following the reverse split.

         The reverse split will not affect the number of shares of preferred stock outstanding, but the terms of our Series A Preferred Stock provide for a reduction in the conversion ratio in proportion to the reverse split ratio. Accordingly, shares of Series A Preferred Stock which are currently convertible into 50 shares of common stock each, will be convertible into approximately
2.652411176 shares of common stock following the reverse split. Each Series A Preferred Stock holder's conversion rights and proportional voting power will remain effectively unchanged.

REASONS FOR THE REVERSE SPLIT

         We expect that we will have to raise additional equity capital in the near future in order to finance the development and growth of our business. We cannot promise that any offering of our securities will take place or will be successful, but we believe that reducing the number of outstanding shares and increasing the number of authorized and unissued shares will make our capital structure more attractive to potential investors and provide us with greater flexibility in structuring financings and pursuing other corporate development opportunities.

         Further, we believe that our current low stock price negatively affects the marketability of our existing shares and our ability to raise additional capital. Although we cannot guarantee it, we assume that the reverse split will increase the market price of our stock in a direct inverse proportion to the reverse split ratio. In other words, with a reverse split ratio of 1 to 18.85077263, the assumption is that the market price of our stock should increase by 18.85077263 times following the reverse split. Based upon our stock's closing bid price of $0.25 on August 1, 2000, then, if every 18.85077263 shares of common stock were combined into one share, the initial adjusted market value would be expected to increase to approximately $4.71 per share.

         Finally, we are hopeful that the reverse split and the resulting anticipated increased price level will encourage interest in our common stock and possibly promote greater liquidity for our shareholders. Again, however, we cannot guarantee that this will be the case or, indeed, that any of the foregoing hoped-for effects will result from the reverse split.

CERTAIN EFFECTS OF THE REVERSE SPLIT

         The following table illustrates the principal effects of the reverse split on our common and preferred stock based on the number of shares authorized, issued and outstanding as of August 14, 2000.

                                                 Prior to the                    After the
         Number of Shares                        Reverse Split                 Reverse Split
         -----------------------------------------------------------------------------------
         Authorized Common Stock                    50,000,000                   50,000,000

         Issued and Outstanding
         Common Stock                               38,416,828                    2,037,945

         Common Stock Available
         for Issuance                               11,583,172                   47,962,055

         Series A Preferred Stock
         Outstanding                                 5,320,463                    5,320,463

         Common Stock Issuable upon
         Conversion of Series A
         Preferred Stock                           266,023,150                   14,112,055

         Issued and Outstanding Common
         Stock Assuming Conversion of
         all Outstanding Preferred Stock           304,439,978                   16,150,000

         Shares of common stock issued pursuant to the reverse split will be fully paid and nonassessable. The relative voting and other rights of holders of the common stock will not be altered by the reverse split, and each share of common stock will continue to entitle its owner to one vote.

         As a result of the reverse split, the number of shares of common stock presently outstanding will be consolidated but the number of shares authorized for issuance will remain unchanged at 50,000,000. Accordingly, we will have the ability to issue more shares of common stock than is presently the case and without additional shareholder approval. Doing so may have a dilutive effect on the equity and voting power of our existing shareholders.

         No fractional shares will be issued in connection with the reverse split. Instead, fractional shares will be rounded up and one whole share will be issued. We expect that most shareholders will receive one additional share of common stock, but we do not anticipate that this will materially affect any shareholder's proportional interest. We do not anticipate that the reverse split will result in any material reduction in the number of holders of common stock.

         The reverse split may result in some shareholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in round lots of even multiples of 100 shares.

         The reverse split will not affect the company's stockholders' equity as reflected on our financial statements, except to change the number of issued and outstanding shares of common stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Following is a summary of the material anticipated federal income tax consequences of the proposed reverse split. This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general. In addition, this summary does not address any consequence of the reverse split under any state, local or foreign tax laws. Accordingly, this summary is not intended as tax advice to any person or entity, and we advise you to consult with your own tax advisor for more detailed information relating to your individual tax circumstances.

         We understand that the reverse split will be a "recapitalization" under applicable federal tax laws and regulations. As a result of such tax treatment, no gain or loss should be recognized by the company or our shareholders as a result of the reverse split or the exchange of pre-reverse split shares for post-reverse split shares. A shareholder's aggregate tax basis in his or her post-reverse split shares should be the same as his or her aggregate tax basis in the pre-reverse split shares. In addition, the holding period of the post-reverse split shares received by such shareholder should include the period during which the pre-reverse split shares were held, provided that all such shares were held as capital assets in the hands of the shareholder at the time of the exchange.

EFFECTIVE DATE OF THE REVERSE SPLIT

         If the proposal is approved by the shareholders, the reverse split will become effective after we file an amendment to our Articles of Incorporation with the Secretary of State of Colorado. We anticipate that this will take place on or about September 6, 2000. Upon filing the amendment, all of our outstanding common stock will be converted into new common stock in accordance with the reverse split ratio described above. After the reverse split is effective, certificates representing shares of pre-reverse split common stock will be deemed to represent only the right to receive the appropriate number of shares of post-reverse split common stock.

EXCHANGE OF CERTIFICATES

         You are not being asked to exchange your certificates at this time, however you are entitled to do so after the reverse split takes place if you wish by contacting our transfer agent. Otherwise, certificates representing pre-reverse split shares will be exchanged for certificates reflecting post-reverse split shares at the first time they are presented to the transfer agent for transfer.

RIGHT TO ABANDON REVERSE SPLIT

         Although we do not anticipate doing so, we may abandon the proposed reverse split at any time prior to its effectiveness if our board of directors deems it advisable to do so. Any decision as to the appropriateness of the reverse split will be made by solely our board of directors and will depend upon numerous factors including the future trading price of our stock, the growth and development of our business and our financial condition and results of operations.

VOTE REQUIRED

         We are required to obtain the affirmative vote of at least a majority of the shares that are present or represented at the meeting in order to effect the reverse split. Certain officers, directors and affiliates of the company who beneficially own an aggregate of approximately 62% of the outstanding votes have indicated that they intend to vote their shares in favor of the reverse split.

                          NAME CHANGE TO HOMEZIPR CORP
                                 (Proposal 1(b))

         On July 31, 2000, in connection with the reverse acquisition of MRI by HomeZipR.com Corp., a Delaware corporation (see "Change in Control," below, for further information), our board of directors approved a proposal to change our corporate name from MRI Medical Diagnostics, Inc. to "HomeZipR Corp.," subject to the approval of the shareholders.

VOTE REQUIRED

         We are required to obtain the affirmative vote of at least a majority of the shares that are present or represented at the meeting in order to change our name. Certain officers, directors and affiliates of the company who own an aggregate of approximately 62% of the outstanding votes have indicated that they intend to vote their shares in favor of the proposed name change.


                             2000 STOCK OPTION PLAN
                                  (Proposal 2)

INTRODUCTION

         On July 31, 2000, our board of directors adopted, subject to shareholder approval, our 2000 Stock Option Plan. The plan provides for the grant of non-qualified stock options to our employees, officers, directors, consultants and independent contractors and for the grant of incentive stock options to employees that qualify for such options under Section 422 of the Internal Revenue Code of 1986. The plan terminates on July 31, 2010. We have reserved 2,000,000 shares of our common stock for issuance, subject to adjustment upon occurrence of certain events affecting our capitalization.

PURPOSE OF THE PLAN

         We believe that the plan will help us to attract and retain highly qualified employees, officers, directors and consultants by affording such persons an opportunity for equity participation in the company. We also believe that our shareholders benefit when we tie our executive compensation, at least in part, to maximizing shareholder value and align our management's financial interests with those of our shareholders.

SUMMARY OF THE PLAN

         The stock option plan is administered by the board of directors or, at the board's option, a committee of the board of directors. The board has, subject to specified limitations, full authority to grant options and establish the terms and conditions of vesting and exercise. The exercise price of incentive stock options granted under the plan is required to be no less than the fair market value of our common stock on the date of grant (110% in the case of a greater than 10% stockholder).

         The board may grant options for terms of up to 10 years, or 5 years in the case of incentive stock options granted to greater than 10% stockholders. No optionee may be granted incentive stock options such that the fair market value of the options which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by us or ceases to have a relationship with us, his or her options will expire one year after termination by reason of death or permanent disability, thirty days after termination for cause and three months after termination for any other reason.

         In order to exercise an option granted under the plan, the optionee must pay the full exercise price of the shares being purchased. Payment may be made either in cash or in such other form of compensation, including payment in shares of our common stock already owned by the optionee, as the board may determine in its discretion.

         Subject to the foregoing, the board has broad discretion to set the terms and conditions applicable to options granted under the plan. The board may discontinue or suspend option grants under the plan, or amend or terminate the plan entirely, at any time. With the consent of an optionee, the board may also make such modification of the terms and conditions of such optionee's option as the board shall deem advisable. However, the board has no authority to make any amendment or modification to the plan or any outstanding option which would:

         o increase the maximum number of shares which may be purchased pursuant to options granted under the stock option plan, either in the aggregate or by an optionee, except in connection with certain antidilution adjustments;

         o change the designation of the class of employees eligible to receive qualified options;

         o extend the term of the stock option plan or the maximum option period thereunder;

         o decrease the minimum qualified option price or permit reductions of the price at which shares may be purchased for qualified options granted under the stock option plan, except in connection with certain antidilution adjustments; or

         o cause qualified stock options issued under the stock option plan to fail to meet the requirements of incentive stock options under Section 422 of the Internal Revenue Code.

          Any such amendment or modification shall be effective immediately, subject to stockholder approval within 12 months before or after the effective date. No option may be granted during any suspension or after termination of the plan.

CERTAIN FEDERAL TAX CONSEQUENCES

         Following is a summary of the material anticipated federal income tax consequences to the company and to optionees of the proposed stock option plan. This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision and is necessarily general. In addition, this summary does not address any consequence of the plan under any state, local or foreign tax laws. Accordingly, this summary is not intended as tax advice to any person or entity, and you are advised to consult with you own tax advisor for more detailed information relating to your individual tax circumstances.

         NON-QUALIFIED STOCK OPTIONS

         Holders of non-qualified stock options do not realize income as a result of a grant of the option, but normally realize compensation income upon the exercise of the option to the extent that the fair market value of the underlying shares of common stock on the date of exercise exceeds the exercise price paid. We will be required to withhold taxes on ordinary income realized by an optionee on the exercise of a non-qualified option.

         In the case of an optionee subject to the "short-swing" profit recapture provisions of Section16(b) under the Securities Exchange Act of 1934, the optionee realizes income only upon the lapse of the six-month period under
Section 16(b), unless the optionee elects to earlier recognize the income.

         INCENTIVE STOCK OPTIONS

         Holders of incentive stock options will not be considered to have received taxable income upon either the grant of the option or its exercise, except that the difference between the fair market value of the stock on the date of exercise and the exercise price is included as income for purposes of calculating Alternative Minimum Tax.

         If no sale or other taxable disposition of the shares acquired upon exercise is made by the optionee within two years from the date of grant or within one year from the date the shares are transferred to the optionee, any gain realized upon the subsequent sale of the shares will be taxable as a capital gain. In such case, we will be entitled to no deduction for federal income tax purposes in connection with either the grant or the exercise of the option. If, however, the optionee disposes of the shares within either of the periods mentioned above, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise, or the amount realized on disposition if less over the exercise price, and we will be allowed a deduction for a corresponding amount.

GRANTS UNDER THE PLAN

         As of August 14, 2000, no options have been granted under the plan. Option grants to plan participants, including officers, directors and employees, are at the discretion of the board of directors. Accordingly, future grants to such persons are not determinable at this time.

VOTE REQUIRED

         We are required to obtain the affirmative vote of at least a majority of the shares that are present or represented at the meeting in order to approve the plan. Certain officers, directors and affiliates of the company who beneficially own an aggregate of approximately 62% of the outstanding votes have indicated that they intend to vote their shares in favor of the plan


          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (Proposal 3)

         On July 31, 2000, we appointed Lesley, Thomas, Schwarz & Postma, Inc. as our independent public accountants and we are seeking shareholder ratification of such appointment. If ratified, Lesley, Thomas will audit our financial statements for our current fiscal year and perform such other appropriate services as we may request. We expect that a representative of Lesley, Thomas will be present at the meeting to respond to appropriate questions or to make a statement if he or she so desires.

VOTE REQUIRED

         The ratification of Lesley, Thomas Schwarz & Postma, Inc. requires the affirmative vote of at least a majority of the shares that are present or represented at the meeting. Certain officers, directors and affiliates of the company who beneficially own an aggregate of approximately 62% of the votes have indicated that they intend to vote their shares for the ratification of Lesley, Thomas as our independent public accountants.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information with respect to beneficial ownership of our stock as of August 14, 2000 by:

                  o persons known by us to be the beneficial owners of more than five percent of our issued and outstanding common or preferred stock;

                  o        each of our executive officers and directors; and

                  o        all of our officers and directors as a group.

                  The information provided reflects projected ownership of common stock assuming that all outstanding shares of Series A Preferred Stock have been converted into common stock and the proposed 1 for 18.85077263 reverse split has been effected. Accordingly, percentages are computed using a denominator of 16,150,000 shares outstanding.


      NAME AND ADDRESS OF BENEFICIAL OWNER          NUMBER OF SHARES (1)    PERCENT OF CLASS
-------------------------------------------------  ---------------------  -------------------

SFC West, Ltd.                                         4,226,783 (2)          26.2%
c/o International Management
  Services, Ltd.
Harbour Centre Building
Georgetown
Caymen Islands, British West Indies

Kenneth C. Ketner (Chairman and Director)              2,536,070              15.7%
1000 Parkwood Circle, Suite 500
Atlanta, GA 30339

Kevin Bonds                                            1,268,034               7.9%
1000 Parkwood Circle, Suite 500
Atlanta, GA 30339

Beverly Fleming (Executive Vice President and           140,893                <1%
Secretary)
3 Hutton Centre Drive, Suite 150
Santa Ana, CA  92707

Michael Barron (Executive Vice President)               845,357                5.2%
3 Hutton Centre Drive, Suite 150
Santa Ana, CA  92707

Donald Olsen (Director)                                    0                    0
3 Hutton Centre Drive, Suite 150
Santa Ana, CA  92707

Thomas Deemer (Director)                                140,893                <1%
3 Hutton Centre Drive, Suite 150
Santa Ana, CA  92707

Javaid Sheikh (Director)                                161,429                1.0%
988 St. Joseph Avenue
Los Altos, CA  94024


      NAME AND ADDRESS OF BENEFICIAL OWNER           NUMBER OF SHARES     PERCENT OF CLASS
------------------------------------------------- --------------------- -------------------

Randy Bristol                                          1,972,499              12.2%
3223 Bob Cox Rodad
Merieta, GA  30064

Mortgage Capital Resource Corporation                   850,000                5.2%
2038 Iowa Avenue, Suite 100
Riverside, CA 92508

All officers and directors as a group (7               9,319,460 (3)          57.7%
persons)

----------

(1)  Figures are approximate due to rounding

(2)  Kenneth Ketner has voting control over the shares held by SFC West, Ltd.

(3) Includes shares of SFC West, Ltd over which Kenneth Ketner has voting control.


                                 RECENT CHANGES

CHANGE IN CONTROL

         On July 31, 2000, HomeZipR.com, Corp., a Delaware corporation, completed a reverse acquisition of MRI pursuant to which MRI purchased all of the outstanding shares of HomeZipR common stock in exchange for 22,393,671 shares of MRI's common stock and 5,000,000 shares of MRI's Series A Preferred Stock. As a result, HomeZipR is now a wholly-owned subsidiary of MRI.

         Upon the closing of the transaction, the former shareholders of HomeZipR owned approximately 42% of MRI's outstanding common stock and approximately 94% of MRI's outstanding preferred stock. Together, this accounts for approximately 90% of the company's total outstanding voting power. After giving effect to the reverse split and assuming conversion of all of the outstanding Series A Preferred Stock into common stock, the former HomeZipR shareholders will own approximately 90% of the company's outstanding common stock.

CHANGE IN ACCOUNTANTS

         On or about July 31, 2000, in connection with the transaction described above, we dismissed Ludlow & Harrison, a CPA corporation as our independent public accountants and appointed Lesley, Thomas, Schwarz & Postma, Inc., who were HomeZipR's independent public accountants, in their place. Reports issued by Ludlow & Harrison for the fiscal years ended March 31 1999 and 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles, nor were there any material disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during these years.

         We engaged Lesley, Thomas Schwarz & Postma, Inc. as our new independent public accountants in July 2000. We did not consult with any other accounting firm regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of opinion that might be rendered regarding our financial statements, nor did we consult with Lesley, Thomas with respect to any accounting disagreement or any reportable event at any time prior to their appointment as our independent public accountants.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS.

         The following table sets forth the annual salaries for our chief executive officer and each of our executive officers who will earn over $100,000 this year. Because of the reverse acquisition of HomeZipR.com described elsewhere in this information statement, we are only including information for our current officers and are not providing information for the period prior to the reverse acquisition. In addition, because HomeZipR was only formed in March 2000, the information presented below represents the officers' annual salaries rather than amounts actually paid to date.

                  Name and Title                                     Salary
                  --------------                                     ------
                  Kenneth Ketner, Chairman                           $330,000
                  Kevin Bonds, President and CEO                     $240,000
                  Michael Barron, Executive Vice President           $150,000

         To date, we have not granted any options or other long-term compensation to any of our executive officers or directors.


COMPENSATION OF DIRECTORS.

         We reimburse our directors for out-of-pocket expenses for attending board meetings and we pay our outside directors $500 per meeting.

                       APPENDIX I TO INFORMATION STATEMENT

                                 HOMEZIPR CORP.
                             2000 STOCK OPTION PLAN


         1. PURPOSE. The purpose of the HomeZipR Corp. 2000 Stock Option Plan (the "Plan") is to strengthen HomeZipR Corp., a Colorado corporation ("Corporation"), by providing to employees, officers, directors, consultants and independent contractors of the Corporation or any of its subsidiaries (including dealers, distributors, and other business entities or persons providing services on behalf of the Corporation or any of its subsidiaries) added incentive for high levels of performance and unusual efforts to increase the earnings of the Corporation. The Plan seeks to accomplish this purpose by enabling specified persons to purchase shares of the Corporation's common stock, no par value, thereby increasing their proprietary interest in the Corporation's success and encouraging them to remain in the employ or service of the Corporation.

         2. CERTAIN DEFINITIONS. As used in this Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly indicates a contrary meaning:

                  2.1 "BOARD OF DIRECTORS" The Board of Directors of the Corporation.

                  2.2 "CODE" The Internal Revenue Code of 1986, as amended.

                  2.3 "COMMITTEE" The Committee which shall administer the Plan shall consist of two (2) or more members of the Board of Directors or, in the event the committee is at any time not properly constituted, the Plan will be administered by the entire Board of Directors, and references to the committee herein shall in such event be then deemed to refer to the Board of Directors.

                  2.4 "FAIR MARKET VALUE PER SHARE" The fair market value per share of the Shares as determined by the Committee in good faith. The Committee is authorized to make its determination as to the fair market value per share of the Shares on the following basis:

                           (i) if the Shares are traded only otherwise than on a
                  securities exchange and are not quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), but are quoted on the bulletin board or in the "pink sheets" published by the National Daily Quotation Bureau, the greater of (a) the average of the mean between the average daily bid and average daily asked prices of the Shares during the thirty (30) day period preceding the date of grant of an Option, as quoted on the bulletin board or in the "pink sheets" published by the National Daily Quotation Bureau, or
                  (b) the mean between the average daily bid and average daily asked prices of the Shares on the date of grant, as published on the bulletin board or in such "pink sheets;"

                           (ii) if the Shares are traded on a securities
                  exchange or on the NASDAQ, the greater of (a) the average of the daily closing prices of the Shares during the ten (10) trading days preceding the date of grant of an Option, as quoted in the Wall Street Journal, or (b) the daily closing price of the Shares on the date of grant of an Option, as quoted in the Wall Street Journal; or

                           (iii) if the Shares are traded only otherwise than as
                  described in (i) or (ii) above, or if the Shares are not publicly traded, the value determined by the Committee in good faith based upon the fair market value as determined by completely independent and well qualified experts.

                  2.5 "INCENTIVE STOCK OPTION" An Option intended to qualify for treatment as an incentive stock option under Code Sections 421 and 422, and designated as an Incentive Stock Option.

                  2.6 "NONQUALIFIED OPTION" An Option not qualifying as an Incentive Stock Option.

                  2.7 "OPTION" A stock option granted under the Plan.

                  2.8 "OPTIONEE" The holder of an Option.

                  2.9 "OPTION AGREEMENT" The document setting forth the terms and conditions of each Option.

                  2.10 "SHARES" The shares of common stock, no par value, of the Corporation.

                  2.11 "SUBSIDIARY" Any corporation of which fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation is owned by the Corporation or another Subsidiary (as so defined).

         3. ADMINISTRATION OF PLAN.

                  3.1 IN GENERAL. This Plan shall be administered by the Committee. Any action of the Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Committee (to be documented by minutes), or (ii) the unanimous written consent of its members.

                  3.2 AUTHORITY. Subject to the express provisions of this Plan, the Committee shall have the authority to:

                           (i) construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and to define the terms used therein;

                           (ii) prescribe, amend and rescind rules and regulations relating to administration of the Plan;

                           (iii) determine the purchase price of the Shares covered by each Option and the method of payment of such price, individuals to whom, and the time or times at which, Options shall be granted and exercisable and the number of Shares covered by each Option;

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

                           (iv) determine the terms and provisions of the respective Option Agreements (which need not be identical);

                           (v) determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan; and

                           (vi) make all other determinations necessary or advisable to the administration of the Plan.

                           Determinations of the Committee on matters referred
to in this Section 3 shall be conclusive and binding on all parties howsoever concerned. With respect to Incentive Stock Options, the Committee shall administer the Plan in compliance with the provisions of Code Section 422 as the same may hereafter be amended from time to time. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

         4. ELIGIBILITY AND PARTICIPATION.

                  4.1 IN GENERAL. Only officers, employees and directors who are also employees of the Corporation or any Subsidiary shall be eligible to receive grants of Incentive Stock Options. Officers, employees and directors (whether or not they are also employees) of the Corporation or any Subsidiary, as well as consultants, independent contractors or other service providers of the Corporation or any Subsidiary shall be eligible to receive grants of Nonqualified Options. Within the foregoing limits, the Committee, from time to time, shall determine and designate persons to whom Options may be granted. All such designations shall be made in the absolute discretion of the Committee and shall not require the approval of the stockholders. In determining (i) the number of Shares to be covered by each Option, (ii) the purchase price for such Shares and the method of payment of such price (subject to the other sections hereof), (iii) the individuals of the eligible class to whom Options shall be granted, (iv) the terms and provisions of the respective Option Agreements, and
(v) the times at which such Options shall be granted, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1. An individual who has been granted an Option may be granted an additional Option or Options if the Committee shall so determine. No Option shall be granted under the Plan after July 31, 2010, but Options granted before such date may be exercisable after such date.

                  4.2 CERTAIN LIMITATIONS. In no event shall Incentive Stock Options be granted to an Optionee such that the sum of (i) aggregate fair market value (determined at the time the Incentive Stock Options are granted) of the Shares subject to all Options granted under the Plan which are exercisable for the first time during the same calendar year, plus (ii) the aggregate fair market value (determined at the time the options are granted) of all stock subject to all other incentive stock options granted to such Optionee by the Corporation, its parent and Subsidiaries which are exercisable for the first time during such calendar year, exceeds One Hundred Thousand Dollars ($100,000). For purposes of the immediately preceding sentence, fair market value shall be determined as of the date of grant based on the Fair Market Value Per Share as determined pursuant to Section 2.3.

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

         5. AVAILABLE SHARES AND ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

                  5.1 SHARES. Subject to adjustment as provided in Section 5.2 below, the total number of Shares to be subject to Options granted pursuant to this Plan shall not exceed Two Million (2,000,000) Shares. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Corporation; the Committee shall be empowered to take any appropriate action required to make Shares available for Options granted under this Plan. If any Option is surrendered before exercise or lapses without exercise in full or for any other reason ceases to be exercisable, the Shares reserved therefore shall continue to be available under the Plan.

                  5.2 ADJUSTMENTS. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind of Shares and exercise price for the Shares subject to the Options which may thereafter be granted under this Plan, (ii) appropriate and proportionate adjustments shall be made to the number and kind of and exercise price for the Shares subject to the then outstanding Options granted under this Plan, and (iii) appropriate amendments to the Option Agreements shall be executed by the Corporation and the Optionees if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Committee shall make arrangements for the assumptions by such other corporation of any Options then or thereafter outstanding under the Plan. Notwithstanding the foregoing, such adjustment in an outstanding Option shall be made without change in the total exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the number of Shares, kind of shares and exercise price for each Share subject to the Option. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 5.2, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustment or arrangement.

         6. TERMS AND CONDITIONS OF OPTIONS.

                  6.1 INTENDED TREATMENT AS INCENTIVE STOCK OPTIONS. Incentive Stock Options granted pursuant to this Plan are intended to be "incentive stock options" to which Code Sections 421 and 422 apply, and the Plan shall be construed and administered to implement that intent. If all or any part of an Incentive Stock Option shall not be an "incentive stock option" subject to Sections 421 or 422 of the Code, such Option shall nevertheless be valid and carried into effect. All Options granted under this Plan shall be subject to the terms and conditions set forth in this Section 6 (except as provided in Section 5.2) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purpose of the Plan as set forth in Section 1.


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

                  6.2 AMOUNT AND PAYMENT OF EXERCISE PRICE.

                           6.2.1 EXERCISE PRICE. The exercise price per Share
for each Share which the Optionee is entitled to purchase under a Nonqualified Option shall be determined by the Committee but shall not be less than eighty-five percent (85%) of the Fair Market Value Per Share on the date of the grant of the Nonqualified Option. The exercise price per Share for each Share which the Optionee is entitled to purchase under an Incentive Stock Option shall be determined by the Committee but shall not be less than the Fair Market Value Per Share on the date of the grant of the Incentive Stock Option; provided, however, that the exercise price shall not be less than one hundred and ten percent (110%) of the Fair Market Value Per Share on the date of the grant of the Incentive Stock Option in the case of an individual then owning (within the meaning of Code Section 425(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries.

                           6.2.2 PAYMENT OF EXERCISE PRICE. The consideration to
be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist of promissory notes, shares of the common stock of the Corporation or such other consideration and method of payment for the Shares as may be permitted under applicable state and federal laws.

                  6.3 EXERCISE OF OPTIONS.

                           6.3.1 Each Option granted under this Plan shall be
exercisable at such times and under such conditions as may be determined by the Committee at the time of the grant of the Option and as shall be permissible under the terms of the Plan; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from the date it is granted, and in the case of an Optionee owning (within the meaning of Code Section 425(d)), at the time an Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries, such Incentive Stock Option shall not be exercisable later than five (5) years after the date of grant.

                           6.3.2 An Optionee may purchase less than the total
number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred(100) Shares and shall not include any fractional Shares.

                  6.4 NONTRANSFERABILITY OF OPTIONS. All Options granted under this Plan shall be nontransferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by such Optionee.

                  6.5 EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP. Except as otherwise determined by the Committee in connection with the grant of Nonqualified Options, the effect of termination of an Optionee's employment or other relationship with the Corporation on such Optionee's rights to acquire Shares pursuant to the Plan shall be as follows:


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

                           6.5.1 TERMINATION FOR OTHER THAN DISABILITY OR CAUSE.
If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation for any reason other than for disability or cause, such Optionee's Options shall expire not later than three (3) months thereafter. During such three (3) month period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date of termination of his employment or relationship and except as so exercised, such Options shall expire at the end of such three (3) month period unless such Options by their terms expire before such date. The decision as to whether a termination for a reason other than disability, cause or death has occurred shall be made by the Committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation.

                           6.5.2 DISABILITY. If an Optionee ceases to be
employed by, or ceases to have a relationship with, the Corporation by reason of disability (within the meaning of Code Section 22(e)(3)), such Optionee's Options shall expire not later than one (1) year thereafter. During such one (1) year period and prior to the expiration of the Option by its terms, the Optionee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date the Optionee ceased to be employed by, or ceased to have a relationship with, the Corporation by reason of disability and except as so exercised, such Options shall expire at the end of such one (1) year period unless such Options by their terms expire before such date. The decision as to whether a termination by reason of disability has occurred shall be made by the Committee, whose decision shall be final and conclusive.

                           6.5.3 TERMINATION FOR CAUSE. If an Optionee's
employment by, or relationship with, the Corporation is terminated for cause, such Optionee's Option shall expire immediately; provided, however, the Committee may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by, or ceased to have a relationship with, the Corporation upon the date of such termination for a reason other than disability, cause, or death. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Corporation. The determination of the Committee with respect to whether a termination for cause has occurred shall be final and conclusive.

                  6.6 WITHHOLDING OF TAXES. As a condition to the exercise, in whole or in part, of any Options the Board of Directors may in its sole discretion require the Optionee to pay, in addition to the purchase price of the Shares covered by the Option an amount equal to any Federal, state or local taxes that may be required to be withheld in connection with the exercise of such Option.

                  6.7 NO RIGHTS TO CONTINUED EMPLOYMENT OR RELATIONSHIP. Nothing contained in this Plan or in any Option Agreement shall obligate the Corporation to employ or have another relationship with any Optionee for any period or interfere in any way with the right of the Corporation to reduce such Optionee's compensation or to terminate the employment of or relationship with any Optionee at any time.

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

                  6.8 TIME OF GRANTING OPTIONS. The time an Option is granted, sometimes referred to herein as the date of grant, shall be the day the Corporation executes the Option Agreement; provided, however, that if appropriate resolutions of the Committee indicate that an Option is to be granted as of and on some prior or future date, the time such Option is granted shall be such prior or future date.

                  6.9 PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to such Optionee. No Shares shall be purchased upon the exercise of any Option unless and until, in the opinion of the Corporation's counsel, any then applicable requirements of any laws or governmental or regulatory agencies having jurisdiction and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

                  6.10 SECURITIES LAWS COMPLIANCE. The Corporation will diligently endeavor to comply with all applicable securities laws before any Options are granted under the Plan and before any Shares are issued pursuant to Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary or advisable in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee in its discretion may cause the Shares underlying the Options to be registered under the Securities Act of 1933, as amended, by the filing of a Form S-8 Registration Statement covering the Options and Shares underlying such Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

                  6.11 OPTION AGREEMENT. Each Incentive Stock Option and Nonqualified Option granted under this Plan shall be evidenced by the appropriate written Stock Option Agreement ("Option Agreement") executed by the Corporation and the Optionee in a form substantially the same as the appropriate form of Option Agreement attached as Exhibit I or II hereto (and made a part hereof by this reference) and shall contain each of the provisions and agreements specifically required to be contained therein pursuant to this
Section 6, and such other terms and conditions as are deemed desirable by the Committee and are not inconsistent with the purpose of the Plan as set forth in
Section 1.

         7. PLAN AMENDMENT AND TERMINATION.

                  7.1 AUTHORITY OF COMMITTEE. The Committee may at any time discontinue granting Options under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of an Optionee, make such modification of the terms and conditions of such Optionee's Option as it shall deem advisable; provided that, except as permitted under the provisions of
Section 5.2, the Committee shall have no authority to make any amendment or modification to this Plan or any outstanding Option thereunder which would:

                           (i) increase the maximum number of Shares which may be purchased pursuant to Options granted under the Plan, either in the aggregate or by an Optionee (except pursuant to Section 5.2);

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

                           (ii) change the designation of the class of the employees eligible to receive Incentive Stock Options;

                           (iii) extend the term of the Plan or the maximum Option period thereunder;

                           (iv) decrease the minimum Incentive Stock Option price or permit reductions of the price at which Shares may be purchased for Incentive Stock Options granted under the Plan; or

                           (v) cause Incentive Stock Options issued under the Plan to fail to meet the requirements of incentive stock options under Code Section 422.

                  An amendment or modification made pursuant to the provisions of this Section 7 shall be deemed adopted as of the date of the action of the Committee effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof (1) within twelve (12) months before or after the effective date by stockholders of the Corporation holding not less than a majority vote of the voting power of the Corporation voting in person or by proxy at a duly held stockholders meeting when required to maintain or satisfy the requirements of Code Section 422 with respect to Incentive Stock Options, and (2) by any appropriate governmental agency. No Option may be granted during any suspension or after termination of the Plan.

                  7.2 TEN (10) YEAR MAXIMUM TERM. Unless previously terminated by the Committee, this Plan shall terminate on July 31, 2010 and no Options shall be granted under the Plan thereafter.

                  7.3 EFFECT ON OUTSTANDING OPTIONS. Amendment, suspension or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted.

         8. EFFECTIVE DATE OF PLAN. This Plan shall be effective as of July 31, 2000, the date the Plan was adopted by the Board of Directors, subject to the approval of the Plan by the affirmative vote of a majority of the issued and outstanding Shares of common stock and preferred stock of the Corporation entitled to vote thereon represented and voting at a duly held meeting at which a quorum is present within twelve (12) months thereafter. The Committee shall be authorized and empowered to make grants of Options pursuant to this Plan prior to such approval of this Plan by the stockholders; provided, however, in such event the Option grants shall be made subject to the approval of both this Plan and such Option grants by the stockholders in accordance with the provisions of this Section 8.

         9. MISCELLANEOUS PROVISIONS.

                  9.1 EXCULPATION AND INDEMNIFICATION. The Corporation shall indemnify and hold harmless the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful conduct and/or criminal acts of such persons.

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

                  9.2 GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of the State of Delaware and the Code.

                  9.3 COMPLIANCE WITH APPLICABLE LAWS. The inability of the Corporation to obtain from any regulatory body having jurisdiction authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares upon the exercise of an Option shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.




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